UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2016 TTM Technologies, Inc. (the “Company”) announced that the board of directors appointed Julie S. England as a Class II director with a term expiring in 2017, to be effective upon approval from the United States Defense Security Service (“DSS”), pursuant to the Special Security Agreement between TTM Technologies, Inc. and DSS. Today the Company was notified that DSS had approved Ms. England’s appointment. Therefore her appointment to the board is effective immediately. Ms. England’s appointment increases the size of TTM’s Board to 10 directors, seven of whom are independent under Nasdaq rules.

In accordance with our previously disclosed director compensation program, in connection with her appointment to our board of directors Ms. England will receive a retainer of $31,500 plus $47,500 in restricted stock unit awards for the period beginning the date of this filing through the Company’s next Annual Meeting of Shareholders. Ms. England was also granted stock options to purchase 20,000 shares of our common stock at a per share exercise price to be determined by today’s closing stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: October 20, 2016	By:	/s/ Daniel J. Weber
Daniel J. Weber Senior Vice President, General Counsel & Secretary

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